UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Amendment No. 1)

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed	by a Party other than the Registrant ☐

Check	the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Xilinx, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Amount Previously Paid:

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XILINX, INC.

Amendment No. 1 to Definitive Proxy Statement on Schedule 14A

The purpose of this Amendment No. 1 to Xilinx, Inc.’s Definitive Proxy Statement on Schedule 14A (the “original proxy statement”), as previously filed with the Securities and Exchange Commission on June 17, 2003, is to replace the Company’s stock price performance chart in the original proxy statement (which reflected stock prices from March 1997 to March 2002) with the correct chart (which reflects stock prices from March 1998 to March 2003). Accordingly, the section entitled “Company Stock Price Performance” in the original proxy statement is hereby deleted in its entirety and replaced with the foregoing:

COMPANY STOCK PRICE PERFORMANCE

The following chart shows a comparison of cumulative total return for the Company’s Common Stock, the Standard & Poor’s 500 Stock Index (“S&P 500 Index”), and the Standard & Poor’s 500 Semiconductors Index (“S&P 500 Semiconductors”). The total stockholder return assumes $100 invested on March 31, 1998 in Xilinx, Inc. Common Stock, the S&P 500 and the S&P 500 Semiconductors.

	Base Period Mar 98	INDEXED RETURNS Years Ended
Company / Index		Mar 99	Mar 00	Mar 01	Mar 02	Mar 03
XILINX, INC	100	216.70	884.82	375.30	425.89	250.13
S&P 500 INDEX	100	118.46	139.71	109.43	109.69	82.53
S&P 500 SEMICONDUCTORS	100	151.44	374.29	141.81	154.22	79.52

NOTE:	STOCK PRICE PERFORMANCE AND INDEXED RETURNS FOR OUR COMMON STOCK ARE HISTORICAL AND ARE NOT AN INDICATOR OF FUTURE PRICE PERFORMANCE OR FUTURE INVESTMENT RETURNS

Date: June 23, 2003

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